Exhibit 3.57(a)

STATE OF ALABAMA

DOMESTIC FOR-PROFIT CORPORATION

ARTICLES OF INCORPORATION GUIDELINES

INSTRUCTIONS:

STEP 1:	CONTACT THE OFFICE OF THE SECRETARY OF STATE AT (334)242-5324 TO RESERVE A CORPORATE NAME.
STEP 2:	TO INCORPORATE, FILE THE ORIGINAL, TWO COPIES OF THE ARTICLES OF INCORPORATION AND THE CERTIFICATE OF NAME RESERVATION IN THE COUNTY WHERE THE CORPORATION’S REGISTERED OFFICE IS LOCATED. THE SECRETARY OF STATE’S FILING FEE IS $40. PLEASE CONTACT THE JUDGE OF PROBATE TO VERIFY FILING FEES.

PURSUANT TO THE PROVISIONS OF THE ALABAMA BUSINESS CORPORATION ACT, THE UNDERSIGNED HEREBY ADOPTS THE FOLLOWING ARTICLES OF INCORPORATION.

Article I	The name of the corporation:

USP Birmingham, Inc.

Article II	The duration of the corporation is “perpetual” unless otherwise stated.

Article III	The corporation has been organized for the following purpose(s):

Management company for surgery center.

Article IV	The number of shares which the corporation shall have the authority to issue is	1,000	.

Article V	The street address (NO PO BOX) of the registered office:	2 North Jackson Street,

	Suite 605, Montgomery, Alabama 36104	and the name of the

	registered agent at that office:	C T Corporation System	.

Article VI	The name(s) and address(es) of the Director(s):

William H. Wilcox, 15305 Dallas Pkwy., Suite 1600, Addison, TX 75001

Article VII	The name(s) and address(es) of the Incorporator(s):

Jenetha Moran, 15305 Dallas Pkwy., Suite 1600, Addison, TX 75001

Any provision that is not inconsistent with the law for the regulation of the internal affairs of the corporation or for the restriction of the transfer of shares may be added.

IN WITNESS THEREOF, the undersigned incorporator executed these Articles of Incorporation on this the 26th                                     day of May                                         , 2010                     .

Printed Name and Business Address of Person Preparing this	Jenetha Moran
Document:	Type or Print Name of Incorporator

/s/ Jenetha Moran
Signature of Incorporator

Rev. 7/03

AL001 - 03/11/2010 C T System Online